Exhibit (l)(4)

                               PURCHASE AGREEMENT

     Firstar Funds, Inc., a Wisconsin corporation (the "Company"), and B.C. Ziegler & Company ("B.C. Ziegler") hereby agree as follows:

     1. The Company hereby offers B.C. Ziegler and B.C. Ziegler hereby purchases, in consideration for the payment of $____, one share of beneficial interest of the Special Growth Fund - Series B, one share of the Bond IMMDEX/TM Fund - Series B, one share of the Equity Index Fund - Series B, one share of the Growth & Income Fund - Series B, one share of the Short-Term Bond Market Fund - Series B, one share of the Balanced Growth Fund - Series B, one share of the Growth Fund - Series B, one share of the Intermediate Bond Market Fund - Series B, one share of the Tax-Exempt Intermediate Bond Fund - Series B, one share of the International Equity Fund - Series B, one share of the MicroCap Fund - Series B, one share of the Balanced Income Fund - Series B, and one share of the Emerging Growth Fund - Series B each for a purchase price corresponding to the net asset value per share as listed in Exhibit 1 to this agreement.

     2. B.C. Ziegler acknowledges that the shares purchased hereunder have not been registered under the federal securities laws and that the Company is relying on certain exemptions from such registration requirements. B.C. Ziegler represents and warrants that it is acquiring such shares solely for investment purposes and that B.C. Ziegler has no present intention to redeem, sell or otherwise dispose of the shares.

     3. This Agreement shall be governed by the law of the State of Wisconsin. Firstar Funds is a corporation organized under the laws of Wisconsin and under Articles of Incorporation, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Wisconsin as required by law, and to any and all amendments thereto so filed or hereafter filed.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 26th day of February, 1999.

(SEAL)
                                        FIRSTAR FUNDS, INC.


                                        By: /s/Joseph C. Neuberger
                                            ----------------------------------
                                            Name:  Joseph C. Neuberger
                                            Title: Assistant Treasurer


                                        B.C. ZIEGLER & COMPANY



                                        By: /s/Robert J. Tuszyski
                                            ----------------------------------
                                            Name:  Robert J. Tuszyski
                                            Title: Senior Vice President


                                                                     Exhibit 1
                                                                     ---------

Firstar Short Term Bond Market Fund - Series B            $
                                                            ---------
Firstar Intermediate Bond Market Fund - Series B          $
                                                            ---------
Firstar Tax-Exempt Intermediate Bond Fund - Series B      $
                                                            ---------
Firstar Bond IMMEX/TM Fund - Series B                     $
                                                            ---------
Firstar Balanced Income Fund - Series B                   $
                                                            ---------
Firstar Balanced Growth Fund - Series B                   $
                                                            ---------
Firstar Growth and Income Fund - Series B                 $
                                                            ---------
Firstar Equity Index Fund - Series B                      $
                                                            ---------
Firstar Growth Fund - Series B                            $
                                                            ---------
Firstar Special Growth Fund - Series B                    $
                                                            ---------
Firstar Emerging Growth Fund - Series B                   $
                                                            ---------
Firstar MicroCap Fund - Series B                          $
                                                            ---------
Firstar International Equity Fund - Series B              $
                                                            ---------

Total Consideration for one share of each series          $
                                                            ---------